Exhibit 99.1
PHH Corporation Announces Second Quarter 2009 Results
PHH to host conference call at 10:00 a.m. EDT on August 4, 2009
➢	Second quarter 2009 Net income of $106 million and Earnings per share of $1.93 ($1.91 on a fully diluted basis); First half 2009 Net income of $108 million and Earnings per share of $1.98 ($1.96 on a fully diluted basis).

➢	Mortgage Production segment second quarter 2009 profit of $82 million driven by solid production volumes, healthy margins and lower fixed general and administrative costs.

➢	Mortgage Servicing segment second quarter 2009 profit of $86 million reflects credit-related charges of $25 million from continued recessionary trends, as well as an MSR mark-to-market valuation adjustment that benefited segment profit by $175 million.

➢	Fleet Management Services segment second quarter 2009 profit of $18 million driven by better than expected financing costs, and continuing efforts to renegotiate lease pricing and to reduce costs; segment profit outlook revised upward to $30-40 million for the full year 2009.

➢	Issued $1.0 billion of term asset-backed securities in June, improving the Company’s overall funding profile; TALF eligibility criteria permit the issuance of up to an additional $2.5 billion of securities.

➢	Management team and Board remain intensely focused on achieving sustainable earnings growth across cycles and in all market environments.
Mt. Laurel, NJ, August 3, 2009 (Business Wire) – PHH Corporation (NYSE: PHH) today announced results for the three and six months ended June 30, 2009.
Consolidated Results
     Second Quarter – 2009
▪	Net revenues for the second quarter of 2009 were $768 million compared to Net revenues of $663 million for the second quarter of 2008.

▪	Income before income taxes was $186 million for the second quarter of 2009, compared to $32 million for the second quarter of 2008. Net income attributable to PHH Corporation for the second quarter of 2009 was $106 million compared to $16 million for the second quarter of 2008.

▪	Basic and fully diluted earnings per share attributable to PHH Corporation was $1.93 and $1.91 for the second quarter of 2009, respectively, compared to basic and fully diluted earnings per share attributable to PHH Corporation of $0.31 and $0.30 for the second quarter of 2008, respectively.

▪	In comparison to the year earlier period, the improved second quarter 2009 results were a reflection of stronger mortgage production margins, a higher volume of first mortgage originations, a greater increase in the mortgage servicing rights (“MSR”) mark-to-market valuation and cost efficiency efforts by both businesses, all of which combined to more than offset increased credit-related charges in our Mortgage Servicing segment and the impact of volume declines in our Fleet Management Services segment.
Consolidated Results
     Six Months – 2009
▪	Net revenues for the six months ended June 30, 2009 were $1.4 billion compared to Net revenues of $1.3 billion for the six months ended June 30, 2008. During the six months ended June 30, 2008, Net revenues included a $30 million benefit of adopting fair value accounting pronouncements and the receipt of a reverse termination fee from Blackstone Capital Partners V L.P. (“Blackstone”) of $50 million.

▪	Income before income taxes was $191 million for the six months ended June 30, 2009, compared to $76 million for the six months ended June 30, 2008. Income before income taxes for the six months ended June 30, 2008 included a $30 million benefit of adopting fair value accounting pronouncements and the receipt of a reverse termination fee from Blackstone, net of terminated merger related expenses, of $42 million.

▪	Net income attributable to PHH Corporation for the six months ended June 30, 2009 was $108 million compared to $46 million for the six months ended June 30, 2008.

▪	Basic and fully diluted earnings per share attributable to PHH Corporation was $1.98 and $1.96 for the six months ended June 30, 2009, respectively, compared to both basic and fully diluted earnings per share attributable to PHH Corporation of $0.85 for the six months ended June 30, 2008.

▪	In comparison to the year earlier period, the improved first half 2009 results were a reflection of stronger mortgage production margins, a higher volume of first mortgage originations, a greater increase in the MSR mark-to-market valuation and cost efficiency efforts by both businesses, all of which combined to more than offset increased credit-related charges in our Mortgage Servicing segment and increased debt fees and the impact of volume declines in our Fleet Management Services segment.
Management Comments and Outlook
George Kilroy, acting chief executive officer and president, stated, “PHH’s strong second quarter results were driven by a robust mortgage refinancing market, as well as the important steps we are pursuing to reduce costs, enhance market share, expand our sources of funding and continue delivering value to our clients.
“In our mortgage business, we have been implementing a more flexible cost structure that will allow us to adapt that business across cycles, while still taking advantage of the increased production volumes we are seeing in the current environment. Those efforts have already helped us to reduce fixed general and administrative costs by $14 million year-to-date over the prior year period. We also have identified additional areas throughout the mortgage operation where we can improve processes and service delivery, which we will continue to focus on in the months ahead.
“Moving forward, we expect the near term environment to provide attractive consumer mortgage interest rates, and we are well-positioned to leverage those dynamics. We also believe that the wider production margins we are currently experiencing are reflective of a longer term view of the returns required to manage the underlying risk of a mortgage production business, which is another encouraging trend. Our mortgage servicing portfolio may continue to see some erosion from loan defaults and prepayments due to ongoing recessionary trends. However, the servicing we are now adding is more valuable than the current portfolio given lower note rates, better credit quality and a longer expected life.
“In our fleet management business, we have made significant progress bringing fleet pricing in line with market rates and reducing other costs, and we also benefited from better than expected financing costs. These critically important initiatives were key drivers of our results this quarter. We expect that these initiatives, together with our success in accessing the market for TALF-eligible securities and our efforts to secure other alternative sources of funding, should help us deliver stronger full-year earnings than we previously anticipated.
“Overall, we believe these results demonstrate the enduring strength of PHH’s business as well as the actions we have taken to create opportunities and drive revenue growth in all environments. However, our management team and Board believe there is more work to do and we remain intensely focused on continuing to establish a more flexible cost structure, drive greater efficiencies and enhance service that drives value to our clients and, ultimately, to our shareholders.”

Segment Results – Second Quarter 2009

						Second
						Quarter
	Second Quarter 2009					2008
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Net fee income	$86	$—	$38	$—	$124	$108
Fleet lease income	—	—	360	—	360	406
Gain on mortgage loans(1)	151	—	—	—	151	60
Mortgage net finance (expense) income	(2)	(12)	—	2	(12)	5
Loan servicing income before reinsurance-related charges	—	112	—	—	112	118
Realization of expected cash flows from MSRs(2)	—	(120)	—	—	(120)	(76)
Other income (expense)	1	—	15	(3)	13	19

Net revenues before certain fair value adjustments and reinsurance-related charges	236	(20)	413	(1)	628	640
Change in fair value of Investment securities(3)	—	(19)	—	—	(19)	1
Change in fair value of certain MLHS(4)	(4)	—	—	—	(4)	(4)
Reinsurance-related charges	—	(12)	—	—	(12)	(11)
Fair value adjustments related to MSRs(5)	—	175	—	—	175	37

Net revenues	232	124	413	(1)	768	663

Depreciation on operating leases	—	—	322	—	322	324
Fleet interest expense	—	—	22	(1)	21	38
Other expenses	145	25	51	5	226	247

Total expenses before foreclosure-related charges	145	25	395	4	569	609
Foreclosure-related charges	—	13	—	—	13	22

Total expenses	145	38	395	4	582	631

Income (loss) before income taxes	87	86	18	(5)	$186	$32

Less: income attributable to noncontrolling interest	5	—	—	—

Segment profit (loss)	$82	$86	$18	$(5)

(1)	Gain on mortgage loans other than the change in fair value of certain non-conforming loans.

(2)	Represents the reduction in the fair value of MSRs due to prepayments and portfolio decay. Portfolio decay represents the reduction in the value of MSRs from the receipt of monthly payments, the recognition of servicing expense and the impact of delinquencies and foreclosures. During the second quarters of 2009 and 2008, MSRs were reduced by $85 million and $46 million, respectively, due to prepayments and $35 million and $30 million, respectively, due to portfolio decay.

(3)	Represents the change in fair value of Investment securities based upon the change in expected cash flows from the underlying securities resulting from changes in market conditions impacting prepayment and expected credit loss assumptions.

(4)	Represents the change in fair value of certain non-conforming loans.

(5)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors. In 2008, this amount is net of Net derivative loss related to MSRs of $143 million.

						Second
						Quarter
	Second Quarter 2009					2008
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Income (loss) before income taxes – as reported	$87	$86	$18	$(5)	$186	$32
Less: income (loss) attributable to noncontrolling interest	5	—	—	—	5	(1)

Segment profit (loss)	82	86	18	(5)	181	33
Reinsurance-related charges	—	12	—	—	12	11
Foreclosure-related charges	—	13	—	—	13	22

Segment profit (loss) before credit-related charges	82	111	18	(5)	206	66
Change in fair value of Investment securities (1)	—	19	—	—	19	(1)
Change in fair value of certain MLHS (2)	4	—	—	—	4	4
Fair value adjustments related to MSRs(3)	—	(175)	—	—	(175)	(37)

Non-GAAP operating profit (loss) (4)	$86	$(45)	$18	$(5)	$54	$32

(1)	Represents the change in fair value of Investment securities based upon the change in expected cash flows from the underlying securities resulting from changes in market conditions impacting prepayment and expected credit loss assumptions.

(2)	Represents the change in fair value of certain non-conforming loans.

(3)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. In 2008, this amount is net of Net derivative loss related to MSRs of $143 million.

(4)	Non-GAAP operating profit is a measure that does not conform with accounting principles generally accepted in the United States (“GAAP”). See “Non-GAAP Financial Measures Reconciliation” included in this press release for Regulation G disclosures.
     Mortgage Production Segment
▪	Segment profit of $82 million for the Mortgage Production segment was driven primarily by higher margins on mortgage loans, higher volume of interest rate lock commitments (“IRLCs”) expected to close and lower fixed general and administrative costs of $9 million. Segment profit includes a $4 million net unfavorable change in the fair value of scratch and dent, second-lien and Alt-A loans.

▪	Total originations were $11.0 billion during the second quarter of 2009, which were comprised of $9.0 billion of loans closed to be sold, substantially all of which were conforming, and $2.0 billion of fee-based closings.

▪	Interest rate lock commitments expected to close were $6.9 billion for the second quarter of 2009.

▪	Purchase closings represented 35% of total originations during the second quarter of 2009.

     Mortgage Servicing Segment
▪	Segment profit for the second quarter of 2009 of $86 million includes a $175 million non-cash increase in the fair value of the MSR asset, primarily due to the increase in mortgage rates during the second quarter of 2009 partially offset by a $120 million reduction in the value of MSRs due to prepayments and portfolio decay. Segment profit also included a $19 million write-down of Investment securities, and $25 million of credit-related charges which was comprised of foreclosure-related charges of $13 million and reinsurance-related charges of $12 million.

▪	The capitalization rate of MSRs increased to 1.14% as of June 30, 2009, due in part to the non-cash increase in the fair value of our MSRs. Our actual prepayment experience during the second quarter of 2009 was approximately 55% of modeled prepayments.
     Fleet Management Services Segment
▪	Segment profit of $18 million for the second quarter of 2009 was driven primarily by improved lease margins, resulting from lease re-pricing, and lower debt costs, combined with the impact of ongoing cost reduction initiatives.

▪	The cost reduction initiatives implemented during the fourth quarter of 2008 in anticipation of expected volume declines favorably impacted segment profit for the second quarter of 2009 by $3 million.

Segment Results – Six Months 2009

						Six
						Months
	Six Months 2009					2008
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Net fee income	$147	$—	$75	$—	$222	$205
Fleet lease income	—	—	724	—	724	790
Gain on mortgage loans(1)	349	—	—	—	349	174
Mortgage net finance (expense) income	(4)	(21)	—	2	(23)	16
Loan servicing income before reinsurance-related charges	—	226	—	—	226	237
Realization of expected cash flows from MSRs(2)	—	(212)	—	—	(212)	(136)
Other income (expense)(3)	2	—	28	(4)	26	89

Net revenues before certain fair value adjustments and reinsurance-related charges	494	(7)	827	(2)	1,312	1,375
Change in fair value of Investment securities(4)	—	(21)	—	—	(21)	7
Change in fair value of certain MLHS(5)	(14)	—	—	—	(14)	(46)
Reinsurance-related charges	—	(26)	—	—	(26)	(18)
Fair value adjustments related to MSRs(6)	—	104	—	—	104	(13)

Net revenues	480	50	827	(2)	1,355	1,305

Depreciation on operating leases	—	—	647	—	647	646
Fleet interest expense	—	—	54	(3)	51	82
Other expenses	277	48	101	6	432	468

Total expenses before foreclosure-related charges	277	48	802	3	1,130	1,196
Foreclosure-related charges	—	34	—	—	34	33

Total expenses	277	82	802	3	1,164	1,229

Income (loss) before income taxes	203	(32)	25	(5)	$191	$76

Less: income attributable to noncontrolling interest	8	—	—	—

Segment profit (loss)	$195	$(32)	$25	$(5)

(1)	Gain on mortgage loans other than the change in fair value of certain non-conforming loans and adjustable-rate mortgage loans (“ARMs”). In 2008, this amount includes the benefit of adopting fair value accounting pronouncements of $30 million.

(2)	Represents the reduction in the fair value of mortgage servicing rights due to prepayments and portfolio decay. Portfolio decay represents the reduction in the value of MSRs from the receipt of monthly payments, the recognition of servicing expense and the impact of delinquencies and foreclosures. During the six months ended June 30, 2009 and 2008, MSRs were reduced by $150 million and $89 million, respectively, due to prepayments and $62 million and $47 million, respectively, due to portfolio decay.

(3)	Other income in 2008 includes the receipt of a $50 million reverse termination fee from Blackstone related to a terminated merger agreement with General Electric Capital Corporation.

(4)	Represents the change in fair value of Investment securities based upon the change in expected cash flows from the underlying securities resulting from changes in market conditions impacting prepayment and expected credit loss assumptions.

(5)	Represents the change in fair value of certain non-conforming loans and ARMs.

(6)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors. In 2008, this amount is net of Net derivative loss related to MSRs of $117 million.

						Six
						Months
	Six Months 2009					2008
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Income (loss) before income taxes – as reported	$203	$(32)	$25	$(5)	$191	$76
Less: income attributable to noncontrolling interest	8	—	—	—	8	3

Segment profit (loss)	195	(32)	25	(5)	183	73
Reinsurance-related charges	—	26	—	—	26	18
Foreclosure-related charges	—	34	—	—	34	33

Segment profit (loss) before credit-related charges	195	28	25	(5)	243	124
Change in fair value of Investment securities(1)	—	21	—	—	21	(7)
Change in fair value of certain MLHS (2)	14	—	—	—	14	46
Fair value adjustments related to MSRs(3)	—	(104)	—	—	(104)	13
Benefit of adopting fair value accounting pronouncements	—	—	—	—	—	(30)
Reverse termination fee, net of merger-related expenses	—	—	—	—	—	(42)

Non-GAAP operating profit (loss) (4)	$209	$(55)	$25	$(5)	$174	$104

(1)	Represents the change in fair value of Investment securities based upon the change in expected cash flows from the underlying securities resulting from changes in market conditions impacting prepayment and expected credit loss assumptions.

(2)	Represents the change in fair value of certain non-conforming loans and ARMs.

(3)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. In 2008, this amount is net of Net derivative loss related to MSRs of $117 million.

(4)	Non-GAAP operating profit is a measure that does not conform with accounting principles generally accepted in the United States (“GAAP”). See “Non-GAAP Financial Measures Reconciliation” included in this press release for Regulation G disclosures.

     Mortgage Production Segment
▪	Segment profit of $195 million for the Mortgage Production segment was driven primarily by higher margins on mortgage loans, higher volume of IRLCs expected to close and lower fixed general and administrative costs of $14 million. Segment profit includes a $14 million net unfavorable change in fair value of scratch and dent, second-lien, construction and Alt-A loans.

▪	Total originations were $19.9 billion during the six months ended June 30, 2009, which were comprised of $16.3 billion of loans closed to be sold, substantially all of which were conforming, and $3.6 billion of fee-based closings.

▪	Interest rate lock commitments expected to close were $14.5 billion for the six months ended June 30, 2009.

▪	Purchase closings represented 33% of total originations during the six months ended June 30, 2009.
     Mortgage Servicing Segment
▪	Segment loss for the six months ended June 30, 2009 of $32 million includes a $212 million reduction in the value of MSRs due to prepayments and portfolio decay, that was partially offset by a $104 million non-cash increase in the fair value of the MSR asset, which was primarily due to the increase in mortgage rates during the second quarter of 2009. Segment loss also included credit-related charges of $60 million, which were comprised of foreclosure-related charges of $34 million and reinsurance-related charges of $26 million, and a $21 million write-down of Investment securities.
     Fleet Management Services Segment
▪	Segment profit of $25 million for the six months ended June 30, 2009 was driven primarily by improved lease margins, resulting from lease re-pricing, and the impact of ongoing cost reduction initiatives.

▪	Cost reduction initiatives implemented during the fourth quarter of 2008 in anticipation of expected volume declines favorably impacted segment profit for the six months ended June 30, 2009 by $4 million.
Liquidity
▪	As of June 30, 2009, we had $252 million of unused available capacity under our unsecured committed credit facilities.

▪	During the second quarter of 2009, Chesapeake Funding LLC, our wholly owned subsidiary, issued $1.0 billion in Term-Asset Backed Securities Loan Facility (“TALF”) eligible term notes. TALF eligibility criteria permit the issuance of up to an additional $2.5 billion of securities.

▪	We are actively engaged in evaluating alternative sources of funding for our Fleet Management Services segment in the U.S. and Canada.

▪	As of June 30, 2009, we had mortgage warehouse capacity (including uncommitted facilities) of $4.4 billion, $1.3 billion of which was utilized. We believe such capacity is sufficient to fund our expected Mortgage Production segment volumes for the next twelve months.
Conference Call
The Company will conduct a conference call for investors on Tuesday, August 4, 2009 at 10:00 a.m., Eastern Daylight Time. Investors will be able to access the second quarter 2009 downloadable slide presentation that will accompany management’s remarks by visiting the Investor Relations page of the Company’s website at www.phh.com prior to the conference call. Investors may also request copies via fax by calling the investor hotline at 1-856-917-7405.
Interested investors can access the conference call by dialing 1-888-481-2845 or 1-719-325-2352, using passcode 1944221, ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning shortly after the conclusion of the live call and ending on August 19, 2009 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 1944221, or by logging on to the Company’s website.

About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, Copyright 2009
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Revenues
Mortgage fees	$86	$67	$147	$122
Fleet management fees	38	41	75	83

Net fee income	124	108	222	205

Fleet lease income	360	406	724	790

Gain on mortgage loans, net	147	56	335	128

Mortgage interest income	25	47	50	100
Mortgage interest expense	(37)	(42)	(73)	(84)

Mortgage net finance (expense) income	(12)	5	(23)	16

Loan servicing income	100	107	200	219

Change in fair value of mortgage servicing rights	55	104	(108)	(32)
Net derivative loss related to mortgage servicing rights	—	(143)	—	(117)

Valuation adjustments related to mortgage servicing rights	55	(39)	(108)	(149)

Net loan servicing income	155	68	92	70

Other (expense) income(1)	(6)	20	5	96

Net revenues	768	663	1,355	1,305

Expenses
Salaries and related expenses	128	117	243	233
Occupancy and other office expenses	12	17	27	36
Depreciation on operating leases	322	324	647	646
Fleet interest expense	21	38	51	82
Other depreciation and amortization	7	5	13	12
Other operating expenses	92	130	183	220

Total expenses	582	631	1,164	1,229

Income before income taxes	186	32	191	76
Provision for income taxes	75	17	75	27

Net income	111	15	116	49
Less: net income (loss) attributable to noncontrolling interest	5	(1)	8	3

Net income attributable to PHH Corporation	$106	$16	$108	$46

Basic earnings per share attributable to PHH Corporation	$1.93	$0.31	$1.98	$0.85

Diluted earnings per share attributable to PHH Corporation	$1.91	$0.30	$1.96	$0.85

(1)	Other income for the six months ended June 30, 2008 includes the receipt of a $50 million reverse termination fee from Blackstone related to a terminated merger agreement with General Electric Capital Corporation.

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$146	$109
Restricted cash	734	614
Mortgage loans held for sale	1,682	1,006
Accounts receivable, net	486	468
Net investment in fleet leases	3,858	4,204
Mortgage servicing rights	1,436	1,282
Investment securities	12	37
Property, plant and equipment, net	54	63
Goodwill	25	25
Other assets(1)	502	465

Total assets	$8,935	$8,273

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$460	$451
Debt	6,210	5,764
Deferred income taxes	651	579
Other liabilities	223	212

Total liabilities	7,544	7,006

Commitments and contingencies	—	—
Total PHH Corporation stockholders’ equity(2)	1,386	1,266
Noncontrolling interest	5	1

Total equity	1,391	1,267

Total liabilities and equity	$8,935	$8,273

(1)	Other assets include intangible assets of $39 million and $40 million as of June 30, 2009 and December 31, 2008, respectively.

(2)	Outstanding shares of common stock were 54.447 million and 54.256 million as of June 30, 2009 and December 31, 2008, respectively.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
SECOND QUARTER 2009 VS. SECOND QUARTER 2008
(Unaudited)

	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$8,980	$5,996	$2,984	50%
Fee-based closings	1,983	4,758	(2,775)	(58)%

Total closings	$10,963	$10,754	$209	2%

Purchase closings	$3,870	$6,388	$(2,518)	(39)%
Refinance closings	7,093	4,366	2,727	62%

Total closings	$10,963	$10,754	$209	2%

Fixed rate	$9,324	$5,877	$3,447	59%
Adjustable rate	1,639	4,877	(3,238)	(66)%

Total closings	$10,963	$10,754	$209	2%

Number of loans closed (units)	48,220	44,380	3,840	9%

Average loan amount	$227,363	$242,310	$(14,947)	(6)%

Loans sold	$9,205	$6,064	$3,141	52%

Applications	$14,819	$12,145	$2,674	22%

IRLCs expected to close	$6,930	$4,635	$2,295	50%

	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Mortgage fees	$86	$67	$19	28%

Gain on mortgage loans, net	147	56	91	163%

Mortgage interest income	22	24	(2)	(8)%
Mortgage interest expense	(24)	(23)	(1)	(4)%

Mortgage net finance (expense) income	(2)	1	(3)	n/m (1)
Other income	1	1	—	—

Net revenues	232	125	107	86%

Salaries and related expenses	92	83	9	11%
Occupancy and other office expenses	6	10	(4)	(40)%
Other depreciation and amortization	4	2	2	100%
Other operating expenses	43	48	(5)	(10)%

Total expenses	145	143	2	1%

Income (loss) before income taxes	87	(18)	105	n/m (1)
Less: net income (loss) attributable to noncontrolling interest	5	(1)	6	n/m (1)

Segment profit (loss)	$82	$(17)	$99	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
SIX MONTHS ENDED JUNE 30, 2009 VS. SIX MONTHS ENDED JUNE 30, 2008
(Unaudited)

	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$16,287	$13,096	$3,191	24%
Fee-based closings	3,572	7,608	(4,036)	(53)%

Total closings	$19,859	$20,704	$(845)	(4)%

Purchase closings	$6,456	$11,137	$(4,681)	(42)%
Refinance closings	13,403	9,567	3,836	40%

Total closings	$19,859	$20,704	$(845)	(4)%

Fixed rate	$16,939	$12,070	$4,869	40%
Adjustable rate	2,920	8,634	(5,714)	(66)%

Total closings	$19,859	$20,704	$(845)	(4)%

Number of loans closed (units)	87,568	86,503	1,065	1%

Average loan amount	$226,787	$239,347	$(12,560)	(5)%

Loans sold	$15,130	$12,484	$2,646	21%

Applications	$30,543	$29,909	$634	2%

IRLCs expected to close	$14,485	$12,261	$2,224	18%

	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Mortgage fees	$147	$122	$25	20%

Gain on mortgage loans, net	335	128	207	162%

Mortgage interest income	44	49	(5)	(10)%
Mortgage interest expense	(48)	(49)	1	2%

Mortgage net finance expense	(4)	—	(4)	n/m (1)
Other income	2	1	1	100%

Net revenues	480	251	229	91%

Salaries and related expenses	171	161	10	6%
Occupancy and other office expenses	14	21	(7)	(33)%
Other depreciation and amortization	7	6	1	17%
Other operating expenses	85	87	(2)	(2)%

Total expenses	277	275	2	1%

Income (loss) before income taxes	203	(24)	227	n/m (1)
Less: net income attributable to noncontrolling interest	8	3	5	167%

Segment profit (loss)	$195	$(27)	$222	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
SECOND QUARTER 2009 VS. SECOND QUARTER 2008
(Unaudited)

	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Average loan servicing portfolio	$148,971	$153,277	$(4,306)	(3)%

	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Mortgage interest income	$4	$24	$(20)	(83)%
Mortgage interest expense	(16)	(19)	3	16%

Mortgage net finance (expense) income	(12)	5	(17)	n/m (1)

Loan servicing income	100	107	(7)	(7)%

Change in fair value of mortgage servicing rights	55	104	(49)	(47)%
Net derivative loss related to mortgage servicing rights	—	(143)	143	100%

Valuation adjustments related to mortgage servicing rights	55	(39)	94	n/m (1)

Net loan servicing income	155	68	87	128%

Other (expense) income	(19)	1	(20)	n/m (1)

Net revenues	124	74	50	68%

Salaries and related expenses	9	8	1	13%
Occupancy and other office expenses	1	2	(1)	(50)%
Other depreciation and amortization	—	1	(1)	(100)%
Other operating expenses	28	29	(1)	(3)%

Total expenses	38	40	(2)	(5)%

Segment profit	$86	$34	$52	153%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
SIX MONTHS ENDED JUNE 30, 2009 VS. SIX MONTHS ENDED JUNE 30, 2008
(Unaudited)

	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Average loan servicing portfolio	$149,117	$156,011	$(6,894)	(4)%

	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Mortgage interest income	$7	$52	$(45)	(87)%
Mortgage interest expense	(28)	(37)	9	24%

Mortgage net finance (expense) income	(21)	15	(36)	n/m (1)

Loan servicing income	200	219	(19)	(9)%

Change in fair value of mortgage servicing rights	(108)	(32)	(76)	(238)%
Net derivative loss related to mortgage servicing rights	—	(117)	117	100%

Valuation adjustments related to mortgage servicing rights	(108)	(149)	41	28%

Net loan servicing income	92	70	22	31%

Other (expense) income	(21)	8	(29)	n/m (1)

Net revenues	50	93	(43)	(46)%

Salaries and related expenses	19	16	3	19%
Occupancy and other office expenses	4	5	(1)	(20)%
Other depreciation and amortization	—	1	(1)	(100)%
Other operating expenses	59	53	6	11%

Total expenses	82	75	7	9%

Segment (loss) profit	$(32)	$18	$(50)	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
SECOND QUARTER 2009 VS. SECOND QUARTER 2008
(Unaudited)

	Average for the
	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(In thousands of units)
Leased vehicles	318	337	(19)	(6)%
Maintenance service cards	277	303	(26)	(9)%
Fuel cards	285	298	(13)	(4)%
Accident management vehicles	313	324	(11)	(3)%

	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Fleet management fees	$38	$41	$(3)	(7)%
Fleet lease income	360	406	(46)	(11)%
Other income	15	18	(3)	(17)%

Net revenues	413	465	(52)	(11)%

Salaries and related expenses	20	23	(3)	(13)%
Occupancy and other office expenses	5	5	—	—
Depreciation on operating leases	322	324	(2)	(1)%
Fleet interest expense	22	39	(17)	(44)%
Other depreciation and amortization	3	2	1	50%
Other operating expenses	23	56	(33)	(59)%

Total expenses	395	449	(54)	(12)%

Segment profit	$18	$16	$2	13%

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
SIX MONTHS ENDED JUNE 30, 2009 VS. SIX MONTHS ENDED JUNE 30, 2008
(Unaudited)

	Average for the
	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(In thousands of units)
Leased vehicles	323	338	(15)	(4)%
Maintenance service cards	279	306	(27)	(9)%
Fuel cards	285	304	(19)	(6)%
Accident management vehicles	316	325	(9)	(3)%

	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Fleet management fees	$75	$83	$(8)	(10)%
Fleet lease income	724	790	(66)	(8)%
Other income	28	40	(12)	(30)%

Net revenues	827	913	(86)	(9)%

Salaries and related expenses	42	50	(8)	(16)%
Occupancy and other office expenses	9	10	(1)	(10)%
Depreciation on operating leases	647	646	1	—
Fleet interest expense	54	84	(30)	(36)%
Other depreciation and amortization	6	5	1	20%
Other operating expenses	44	78	(34)	(44)%

Total expenses	802	873	(71)	(8)%

Segment profit	$25	$40	$(15)	(38)%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
(Unaudited)

	June 30,	December 31,
	2009	2008
	(In millions)
First mortgages:
Conforming(1)	$1,570	$827
Non-conforming	17	38
Alt-A(2)	2	2
Construction loans	23	35

Total first mortgages	1,612	902

Second lien	28	37
Scratch and Dent(3)	39	66
Other	3	1

Total	$1,682	$1,006

(1)	Represents mortgages that conform to the standards of the Federal National Mortgage Association, the Federal Home Loan Mortgage Association or the Government National Mortgage Association.

(2)	Represents mortgages that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a conforming loan.

(3)	Represents mortgages with origination flaws or performance issues.

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF GAIN ON MORTGAGE LOANS, NET
(Unaudited)

	Three Months
	Ended June 30,
	2009(1)	2008(2)	Change	% Change
		(In millions)
Gain on loans	$148	$76	$72	95%
Change in fair value of MLHS and related derivatives:
Scratch and Dent and Alt-A loans	(3)	—	(3)	n/m (3)
Second-lien loans	(1)	—	(1)	n/m (3)
Jumbo loans	—	(4)	4	100%
Economic hedge results	3	(16)	19	n/m (3)

Total change in fair value of MLHS and related derivatives	(1)	(20)	19	95%

Gain on mortgage loans, net	$147	$56	$91	163%

(1)	The unfavorable valuation adjustments for Scratch and Dent and second-lien loans during the second quarter of 2009 were primarily due to decreases in the collateral values and credit performance of these loans.

(2)	The unfavorable valuation adjustment for jumbo loans during the second quarter of 2008 was the result of a continued decrease in demand for this type of loans due to adverse secondary mortgage market conditions unrelated to changes in interest rates.

(3)	n/m — Not meaningful.

	Six Months
	Ended June 30,
	2009(1)	2008(2)	Change	% Change
		(In millions)
Gain on loans	$347	$186	$161	87%
Change in fair value of MLHS and related derivatives:
ARMs	—	(19)	19	100%
Scratch and Dent and Alt-A loans	(6)	(16)	10	63%
Second-lien loans	(4)	—	(4)	n/m (3)
Construction loans	(4)	—	(4)	n/m (3)
Jumbo loans	—	(11)	11	100%
Economic hedge results	2	(42)	44	105%

Total change in fair value of MLHS and related derivatives	(12)	(88)	76	86%

Benefit of transition provision of SAB 109	—	30	(30)	(100)%

Gain on mortgage loans, net	$335	$128	$207	162%

(1)	The unfavorable valuation adjustments for construction, Scratch and Dent and second-lien loans during the second quarter of 2009 were primarily due to decreases in the collateral values and credit performance of these loans.

(2)	The unfavorable valuation adjustments for ARMs, Scratch and Dent and jumbo loans during the six months ended June 30, 2008 was the result of a continued decrease in demand for these types of products due to adverse secondary mortgage market conditions unrelated to changes in interest rates.

(3)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(Unaudited)
Portfolio Activity

	Six Months
	Ended June 30,
	2009	2008
	(In millions)
Balance, beginning of period	$149,750	$159,183
Additions	17,606	16,908
Payoffs, sales and curtailments(1)	(18,173)	(30,917)

Balance, end of period	$149,183	$145,174

Portfolio Composition

	June 30,
	2009	2008
	(In millions)
Owned servicing portfolio	$128,670	$132,494
Subserviced portfolio	20,513	12,680

Total servicing portfolio	$149,183	$145,174

Fixed rate	$97,846	$92,283
Adjustable rate	51,337	52,891

Total servicing portfolio	$149,183	$145,174

Conventional loans	$130,378	$130,993
Government loans	11,936	9,319
Home equity lines of credit	6,869	4,862

Total servicing portfolio	$149,183	$145,174

Weighted-average interest rate	5.5%	5.9%

Portfolio Delinquency (2)

	June 30,				December 31,
	2009		2008		2008
	Number	Unpaid	Number	Unpaid	Number	Unpaid
	of Loans	Balance	of Loans	Balance	of Loans	Balance
30 days	2.50%	2.22%	2.15%	1.87%	2.61%	2.31%
60 days	0.72%	0.68%	0.47%	0.43%	0.67%	0.62%
90 or more days	0.89%	0.93%	0.48%	0.42%	0.75%	0.74%

Total delinquency	4.11%	3.83%	3.10%	2.72%	4.03%	3.67%

Foreclosure/real estate owned/bankruptcies	2.62%	2.72%	1.52%	1.40%	1.90%	1.83%

(1)	Payoffs, sales and curtailments for the six months ended June 30, 2008 includes $18.3 billion of the unpaid principal balance of the underlying mortgage loans for which the associated MSRs were sold during the year ended December 31, 2007, but the Company subserviced these loans until the MSRs were transferred from the Company’s systems to the purchasers’ systems during the second quarter of 2008.

(2)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
CHANGE IN FAIR VALUE OF MSRs AND NET GAIN (LOSS) ON MSRs RISK MANAGEMENT ACTIVITIES
(Unaudited)

	Three Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Realization of expected cash flows	$(120)	$(76)	$(44)	(58)%
Changes in market inputs or assumptions used in the valuation model	175	180	(5)	(3)%

Change in fair value of mortgage servicing rights	$55	$104	$(49)	(47)%

	Three Months
	Ended June 30,
	2009	2008
	(In millions)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	$175	$180
Net derivative loss related to mortgage servicing rights	—	(143)

Net gain on MSRs risk management activities	$175	$37

	Six Months
	Ended June 30,
	2009	2008	Change	% Change
	(In millions)
Realization of expected cash flows	$(212)	$(136)	$(76)	(56)%
Changes in market inputs or assumptions used in the valuation model	104	104	—	—

Change in fair value of mortgage servicing rights	$(108)	$(32)	$(76)	(238)%

	Six Months
	Ended June 30,
	2009	2008
	(In millions)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	$104	$104
Net derivative loss related to mortgage servicing rights	—	(117)

Net gain (loss) on MSRs risk management activities	$104	$(13)

PHH CORPORATION AND SUBSIDIARIES
NET INVESTMENT IN FLEET LEASES DETAIL
(Unaudited)

	June 30,	December 31,
	2009	2008
Vehicles under open-end leases	94%	94%
Vehicles under closed-end leases	6%	6%

Vehicles under variable-rate leases	74%	73%
Vehicles under fixed-rate leases	26%	27%
Our Fleet Management Services segment’s historical net credit losses as a percentage of Net investment in fleet leases has averaged 2 basis points annually, and did not exceed 7 basis points annually, over the last ten fiscal years. During the three months ended June 30, 2009, there were no net credit losses, as recoveries during the period exceeded losses. During the six months ended June 30, 2009, net credit losses as a percentage of Net investment in fleet leases were less than 1 basis point for the period.

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
(Unaudited)
     As of June 30, 2009, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:

		Utilized	Available
	Capacity(1)	Capacity	Capacity
		(In millions)
Asset-Backed Funding Arrangements
Vehicle management(2)	$3,176	$3,176	$—
Mortgage warehouse(3)	2,131	1,340	791

Unsecured Committed Credit Facilities (4)	1,305	1,053	252

(1)	Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the asset eligibility requirements under the respective agreements.

(2)	On February 27, 2009 and March 30, 2009, the amortization period of the Series 2006-2 and Series 2006-1 notes, respectively, began, during which time we are unable to borrow additional amounts under these notes. Amounts outstanding under the Series 2006-2 and Series 2006-1 notes were $879 million and $1.3 billion, respectively, as of June 30, 2009.

(3)	Capacity does not reflect $2.3 billion undrawn under the $2.9 billion uncommitted mortgage warehouse repurchase facilities provided by Fannie Mae, as this amount is uncommitted.

(4)	Utilized capacity reflects $14 million of letters of credit issued under the Amended Credit Facility.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Unaudited)
Non-GAAP operating profit (loss) is a financial measure that is not in accordance with generally accepted accounting principles in the United States (“GAAP”).  As non-GAAP operating profit (loss) is an incomplete measure of the Company’s financial performance and involves differences from segment profit (loss) and Income (loss) before income taxes computed in accordance with GAAP, non-GAAP operating profit (loss) should be considered as supplementary to, and not as a substitute for, segment profit (loss) or Income (loss) before income taxes computed in accordance with GAAP as a measure of the Company’s financial performance.  The Company believes that non-GAAP operating profit (loss) is useful to investors because it provides a means by which investors can evaluate the Company’s underlying core operating performance, exclusive of credit-related charges, certain fair value adjustments and other adjustments that investors may consider to be non-core in nature.  The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying core operating performance as distinguished from the factors that are included in computing segment profit (loss) and Income (loss) before income taxes in accordance with GAAP and that may obscure such core operating performance over time.
Regulation G Reconciliation:

						Second
						Quarter
	Second Quarter 2009					2008
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
	(In millions)
Income (loss) before income taxes – as reported	$87	$86	$18	$(5)	$186	$32
Less: income (loss) attributable to noncontrolling interest	5	—	—	—	5	(1)

Segment profit (loss)	82	86	18	(5)	181	33
Reinsurance-related charges	—	12	—	—	12	11
Foreclosure-related charges	—	13	—	—	13	22

Segment profit (loss) before credit-related charges	82	111	18	(5)	206	66
Change in fair value of Investment securities (1)	—	19	—	—	19	(1)
Change in fair value of certain MLHS (2)	4	—	—	—	4	4
Fair value adjustments related to MSRs(3)	—	(175)	—	—	(175)	(37)

Non-GAAP operating profit (loss)	$86	$(45)	$18	$(5)	$54	$32

(1)	Represents the change in fair value of Investment securities based upon the change in expected cash flows from the underlying securities resulting from changes in market conditions impacting prepayment and expected credit loss assumptions. This amount is included for the second quarter of 2009, and the comparable prior year period, due to the significant impact on financial results beginning in the second quarter of 2009.

(2)	Represents the change in fair value of certain non-conforming loans.

(3)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. In 2008, this amount is net of Net derivative loss related to MSRs of $143 million.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES RECONCILIATION – (Continued)
(Unaudited)
Regulation G Reconciliation:

						Six
						Months
	Six Months 2009					2008
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
	(In millions)
Income (loss) before income taxes – as reported	$203	$(32)	$25	$(5)	$191	$76
Less: income (loss) attributable to noncontrolling interest	8	—	—	—	8	3

Segment profit (loss)	195	(32)	25	(5)	183	73
Reinsurance-related charges	—	26	—	—	26	18
Foreclosure-related charges	—	34	—	—	34	33

Segment profit (loss) before credit-related charges	195	28	25	(5)	243	124
Change in fair value of Investment securities (1)	—	21	—	—	21	(7)
Change in fair value of certain MLHS (2)	14	—	—	—	14	46
Fair value adjustments related to MSRs(3)	—	(104)	—	—	(104)	13
Benefit of adopting fair value accounting pronouncements	—	—	—	—	—	(30)
Reverse termination fee, net of merger-related expenses	—	—	—	—	—	(42)

Non-GAAP operating profit (loss)	$209	$(55)	$25	$(5)	$174	$104

(1)	Represents the change in fair value of Investment securities based upon the change in expected cash flows from underlying securities resulting from changes in market conditions impacting prepayment and expected credit loss assumptions. This amount is included for the six months ended June 30, 2009, and the comparable prior year period, due to the significant impact on financial results beginning in the second quarter of 2009.

(2)	Represents the change in fair value of certain non-conforming loans and ARMs.

(3)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. In 2008, this amount is net of Net derivative loss related to MSRs of $117 million.